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                                                                    Exhibit 23.7


                       [Weil Gotshal & Manges Letterhead]






                                  July 2, 1999

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Aircraft Finance Trust, a Delaware business trust (the "Company"), relating to the Company's Exchange Offer with respect to its Class A-1 Floating Rate Asset Backed Notes, Series 1999-1, Class A-2 Floating Rate Asset Backed Notes, Series 1999-1, Class B Floating Rate Asset Backed Notes, Series 1999-1 and Class C Fixed Rate Asset Backed Notes, Series 1999-1.

         We hereby consent to (i) the reference to our firm in the "Risk Factors-Risks Relating to the Terms of the Notes-Bankruptcy considerations relating to "true sale" and "consolidation" issues" and "Taxation-U.S. Federal Income Tax Consequences-Tax Characterization of Aircraft Finance as a Partnership" sections of the prospectus which forms a part of the Registration Statement, and (ii) the filing of this letter as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ Weil, Gotshal & Manges LLP